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        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
     NEW YORK CITY TIME ON FEBRUARY 20, 1997 (UNLESS OFFERING IS EXTENDED)

CONTROL NO. ________            SHARES AVAILABLE FOR SUBSCRIPTION _____________

                           USF&G PACHOLDER FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder,

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS TEAR OFF CARD.

As the registered owner of this Subscription Certificate, you are entitled to subscribe for shares of Common Stock of USF&G Pacholder Fund, Inc. shown above, pursuant to the Primary Subscription right and upon terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus. Under the Over-Subscription Privilege, any number of additional Shares may be purchased by Record Date Shareholders if such Shares are available and your Primary Subscription rights with respect to the Rights initially issued to you have been fully exercised to the extent possible.

Stock certificates for the Shares subscribed to pursuant to the Primary Subscription right and Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date. Any refund in connection with your subscription will be delivered as soon as practicable after the expiration of the offering.

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           HOW TO CALCULATE THE FULL PRIMARY SUBSCRIPTION ENTITLEMENT

            No. of shares owned ___________  / 3 = ________________ new shares
                                                  (Ignore fractions)

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                  THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE

FULL PAYMENT FOR BOTH PRIMARY AND OVER-SUBSCRIPTION SHARES MUST ACCOMPANY THE EXERCISE FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES PAYABLE TO USF&G PACHOLDER FUND, INC. ALTERNATIVELY, A NOTICE OF GUARANTEED DELIVERY MUST ACCOMPANY THE EXERCISE FORM.

NOTE: $    IS AN ESTIMATED PRICE ONLY. THE FINAL PRICE TO BE DETERMINED ON THE
EXPIRATION DATE COULD BE HIGHER OR LOWER DEPENDING ON THE MOVEMENT IN THE NET ASSET VALUE AND SHARE PRICE.

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                           USF&G PACHOLDER FUND, INC.
    SECTION 1: DETAILS OF SUBSCRIPTION--PLEASE PRINT ALL INFORMATION CLEARLY
                                  AND LEGIBLY

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 IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

 A: I APPLY FOR ALL OF MY ENTITLEMENT OF NEW
    SHARES ___________________  X $   = $_________________
           (NO. OF NEW SHARES)

 B: I APPLY FOR THE OVER-SUBSCRIPTION
    PRIVILEGE*_______________________________  X $   = $ _________________
                (NO. OF ADDITIONAL SHARES)

                                        AMOUNT ENCLOSED $ ________________

 *YOU CAN ONLY OVER-SUBSCRIBE IF YOU HAVE FULLY EXERCISED YOUR PRIMARY
  SUBSCRIPTION RIGHTS.
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 IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

 C: I APPLY FOR ___________________  X $    = $_______________________
                (NO. OF NEW SHARES)               (AMOUNT ENCLOSED)

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                                           Control No. ________________________

                                           Account No. ________________________
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    SECTION 2: TO SUBSCRIBE: I acknowledge that I have received the
    Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of new shares indicated on the front of this card on the terms and conditions set out in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price, as
    determined on the Expiration Date, is in excess of $   , the
    estimated Subscription Price.
      I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

    Signature of Subscriber(s) _________________________________________

                               _________________________________________

    Please give your telephone # (   ) _________________________________

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      If you wish to have your shares and refund check (if any)
    delivered to an address other than listed on this card you must have your signature guaranteed by a Member of one of the three Medallion Programs described on Page 15 of the Prospectus. Please provide the delivery address below and note if it is a permanent change.

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    ___________________________________________________________________

    ___________________________________________________________________

    _____________________________________________________________________


    SECTION 3: DESIGNATION OF BROKER-DEALER

      The following Broker-Dealer is hereby designated as having been instrumental in the exercise of the Subscription Rights:

    FIRM: _____________________________________________________________

    REPRESENTATIVE NAME: ______________________________________________

    REPRESENTATIVE NUMBER: ____________________________________________

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